                                                                   Exhibit 10.13
                                                                   -------------

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is
                                                              ---------
made and entered into as of October 21, 1998, by and between EVERCOM, INC., a Delaware corporation, formerly known as Talton Holdings, Inc. (the "Company")
                                                                    -------
and JEFFREY D. CUSHMAN (the "Executive").
                             ---------

                                R E C I T A L S

          WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of November 15, 1997 (the "Agreement"). Unless
                                                         ---------
the context otherwise requires, all capitalized terms utilized herein shall have the meanings ascribed to them in the Agreement;

          WHEREAS, the parties desire to amend the Agreement in certain respects.

          NOW, THEREFORE, the parties hereby agree as follows:

                1. Section 5(b) of the Agreement is hereby amended in its entirety to read as follows :

                "(b) TERMINATION WITHOUT CAUSE. Prior to the end of the Employment Period, the Company may terminate the Executive's employment under this Agreement for a reason other than Cause or no reason whatsoever (i.e., without Cause). If the Company terminates the Executive's employment without Cause prior to the expiration of the Employment Period, or the Company elects not to extend the Employment Period as provided in
     Section 2, the Company's liability to the Executive is limited to an amount equal to the cash compensation (Base Salary and Bonus) which was paid to the Executive with respect to the calendar year prior to the calendar year in which his employment was terminated or not extended, provided that, for a termination in 1998 such payment shall be $225,000 (the "Severance Payment"). The Company may, at its option, pay the Severance Payment in a lump sum within 30 days after the date of termination of employment, or pay the Severance Payment over a twelve month period (commencing effective as of the date of termination of employment) in equal installments in accordance with the Company's payroll policy. If the Company terminates employment of the Executive because he has become disabled such that he is unable to perform the essential functions of his job (with reasonable accommodation), any such termination shall be deemed to be a termination without Cause pursuant to this Agreement. Similarly, the Executive's employment shall terminate upon his death, and shall be deemed a termination by the Company without Cause, with payments of the Severance Payment hereunder to be made to the Executive's estate."

                2. Sections (a) and (b) of Exhibit A of the Agreement are hereby amended in their entirety to read as follows:

"(a)  Base Salary:    $140,000 per year through November 14, 1998.  Thereafter,
      -----------     $168,000 per year.

(b)  Bonus:           Guaranteed bonus for 1998 as follows: (i) $35,000 paid in
     -----            June of 1998, and (ii) $50,000 payable on or before
                      January 31, 1999. A bonus program will be established annually beginning in 1999. The bonus program shall be based upon the Company's annual budget for each year. The
                      Executive's target bonus shall equal 50% of Base Salary which shall be earned upon achievement of annual budget objectives, with the Executive being eligible to earn a maximum bonus equal to 100% of Base Salary. Determination of bonuses above or below target will be mutually agreed upon by the Company, acting through its Compensation
                      Committee, and the Executive each year."

                3. Except as amended hereby, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

                4. This Amendment may be executed in several counterparts each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by one counterpart.

                5. This Amendment shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns, and the Executive and his assigns, heirs and legal representatives. Each of the Talton Entities (and their respective affiliates, successors and assigns) shall be third party beneficiaries of this Amendment and may independently enforce and benefit from the terms hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 COMPANY:
                                 -------

                                 EVERCOM, INC.,
                                 a Delaware corporation


                                 By:    /s/ Dennis L. Whipple
                                        -----------------------------------
                                 Name:      Dennis L. Whipple
                                 Title:     Chief Executive Officer

                                 Address:   8201 Tristar Drive
                                            Irving, Texas  75063
                                            Attn:  Chief Executive Officer

                                 Telephone: (972) 988-3737
                                 Facsimile: (972) 871-9577


                                 EXECUTIVE:
                                 ---------


                                 By:    /s/ Jeffrey D. Cushman
                                        -----------------------------------
                                 Name:      Jeffrey D. Cushman
                                 Address:   5980 Tipperary Drive
                                            Plano, Texas  75203
                                            Attn:  Chief Executive Officer

                                 Telephone: (972) 378-3726
                                 Facsimile: (972) 378-3992